Exhibit 99.1

Intellicheck Announces First Quarter Fiscal 2020 Financial Results

MELVILLE, NY – May 6, 2020 — Intellicheck, Inc. (Nasdaq: IDN), an industry leader in identification authentication solutions, today announced its financial results for the first quarter ended March 31, 2020. Total revenue for the first quarter ended March 31, 2020 grew 144% to $3,115,000 versus $1,279,000 in the prior year comparable period. Quarter over quarter SaaS revenue for the first quarter grew 160% and totaled $2,238,000 versus $861,000 in the prior year comparable period.

Intellicheck CEO Bryan Lewis said, “We believe our strong growth in year over year SaaS revenues and our increased product adoption in key markets during the first quarter demonstrate that our model is working. Clearly, the shutdown of retailers and restaurants and the effect of furloughs has influenced consumer spending habits and transaction counts have been impacted by shelter-at-home mandates in most markets. We are watching the evolving landscape recognizing that it will impact our business in the near term.”

Looking forward, Lewis commented, “We are optimistic as we see signs of recovery in key client verticals. Retailers are beginning to open their doors, restaurants, bars and entertainment venues are coming back and, in turn, this will be a positive force for our transaction counts. We expect these positive beginnings will serve as a foundation for recovery in the back half of the year. The fact remains that fraud is not going away, and we believe that will fuel the demand for Intellicheck’s technology solutions.”

Gross profit as a percentage of revenues was 77.8% for the three months ended March 31, 2020 versus 85.0% in the prior year comparable period. The decline in gross margin was driven by sales mix that included $784,000 of hardware sales that carry lower gross margins than SaaS revenues.

Net income for the three months ended March 31, 2020 was $27,000 or $0.00 per diluted share versus a net loss of ($1,213,000) or ($0.08) per diluted share for the comparable prior year period. Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was $144,000 for the first quarter of 2020, marking the second sequential quarter of positive Adjusted EBITDA. This compares to a loss of ($787,000) in the prior year comparable period. A reconciliation of adjusted EBITDA to net income (loss) is provided elsewhere in this release.

Cash at March 31, 2020 totaled $3.0 million and stockholders’ equity totaled $12.1 million at the end of the period.

The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the Company’s review process and should be considered preliminary until Intellicheck files its Form 10-Q for the first quarter ended March 31, 2020.

Conference Call Information

The Company will hold an earnings conference call today, May 6, at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13702573. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13702573. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until May 20, 2020.

INTELLICHECK, INC.

BALANCE SHEETS

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$3,010,089	$3,350,853
Accounts receivable, net of allowance of $42,055 at March 31, 2020 and December 31, 2019, respectively	1,962,113	1,674,894
Other current assets	382,405	354,349
Total current assets	5,354,607	5,380,096

PROPERTY AND EQUIPMENT, net	187,036	181,731
GOODWILL	8,101,661	8,101,661
INTANGIBLE ASSETS, net	561,326	174,237
OPERATING LEASE RIGHT-OF-USE ASSET	122,120	151,668
OTHER ASSETS	7,778	7,778
Total assets	$14,334,528	$13,997,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$112,090	$95,388
Accrued expenses	1,070,293	1,408,086
Note payable	300,000	-
Operating lease liability, current portion	128,073	125,851
Deferred revenue, current portion	615,471	572,391
Total current liabilities	2,225,927	2,201,716

OTHER LIABILITIES:
Deferred revenue, long-term portion	11,157	13,322
Operating lease liability, long-term portion	-	32,620
Total liabilities	2,237,084	2,247,658

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $.001 par value; 40,000,000 shares authorized; 16,209,627 and 16,041,650 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	16,210	16,042
Additional paid-in capital	128,989,744	128,668,583
Accumulated deficit	(116,908,510)	(116,935,112)
Total stockholders’ equity	12,097,444	11,749,513

Total liabilities and stockholders’ equity	$14,334,528	$13,997,171

INTELLICHECK, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
	2020	2019

REVENUES	$3,115,272	$1,278,994
COST OF REVENUES	(692,884)	(192,297)
Gross profit	2,422,388	1,086,697

OPERATING EXPENSES
Selling, general & administrative and customer support & integration	1,454,555	1,493,710
Research and development	943,299	811,997
Total operating expenses	2,397,854	2,305,707

Income (loss) from operations	24,534	(1,219,010)

OTHER INCOME
Interest and other income	2,068	6,019

Net income (loss)	$26,602	$(1,212,991)

PER SHARE INFORMATION
Income (Loss) per common share -
Basic	$0.00	$(0.08)
Diluted	$0.00	$(0.08)

Weighted average common shares used in computing per share amounts -
Basic	16,153,549	15,638,765
Diluted	17,153,861	15,638,765

INTELLICHECK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Three months ended March 31, 2020
			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2019	16,041,650	$16,042	$128,668,583	$(116,935,112)	$11,749,513

Stock-based compensation expense	-	-	86,042	-	86,042
Exercise of warrants	50,000	50	109,950	-	110,000
Exercise of stock options, net of cashless exercise of 2,451 shares	115,307	115	125,172	-	125,287
Issuance of shares for vested restricted stock grants	2,670	3	(3)	-	-
Net income	-	-	-	26,602	26,602
BALANCE, March 31, 2020	16,209,627	$16,210	$128,989,744	$(116,908,510)	$12,097,444

	Three Months Ended March 31, 2019
	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

BALANCE, December 31, 2018	15,638,765	$15,639	$127,290,467	$(114,386,401)	$12,919,705

Stock-based compensation expense	-	-	369,739	-	369,739
Net loss	-	-	-	(1,212,991)	(1,212,991)

BALANCE, March 31, 2019	15,638,765	$15,639	$127,660,206	$(115,599,392)	$12,076,453

INTELLICHECK, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$26,602	$(1,212,991)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	33,795	62,110
Stock-based compensation expense	86,042	369,739
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(287,219)	222,600
(Increase) in other current assets	(38,851)	(53,021)
Decrease in other assets	-	1,964
(Decrease) increase in accounts payable and accrued expenses	(321,941)	13,479
Increase in deferred revenue	40,915	53,871
Net cash used in operating activities	(460,657)	(542,249)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of software license	(100,000)	-
Purchases of property and equipment	(26,189)	(3,540)
Collection of note receivable	10,795	10,372
Net cash (used in) provided by investing activities	(115,394)	6,832

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock from exercise of stock options	125,287	-
Net proceeds from issuance of common stock from exercise of warrants	110,000	-
Net cash provided by financing activities	235,287	-

Net decrease in cash	(340,764)	(535,417)

CASH, beginning of period	3,350,853	4,376,017

CASH, end of period	$3,010,089	$3,840,600

Supplemental disclosure of noncash investing and financing activities:
Note payable for software license	$300,000	$-

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest and other income, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare its results on a more consistent basis to the results of other companies. In addition, adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income, impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined us may not be comparable with similarly named measures provided by other entities.

A reconciliation of GAAP net income (loss) to Adjusted EBITDA follows:

	(Unaudited)
	Three Months Ended
	March 31,
	2020	2019
Net income (loss)	$26,602	$(1,212,991)
Reconciling items:
Interest and other income	(2,068)	(6,019)
Depreciation and amortization	33,795	62,110
Stock-based compensation expense	86,042	369,739
Adjusted EBITDA	$144,371	$(787,161)

Contact

Investor Relations: Gar Jackson (949) 873-2789

Media and Public Relations: Sharon Schultz (302) 539-3747

About Intellicheck Nasdaq: IDN

Intellicheck (Nasdaq: IDN) is a trusted industry leader in technology solutions that stop identity theft and fraud with real-time identification authentication and age verification. We make it possible for our clients to increase revenues, improve customer service, and increase operational efficiencies. The company is focused on partnering with banks, credit card issuers and retailers to prevent fraud. Intellicheck also serves law enforcement agencies, national defense clients and diverse state and federal government agencies. For more information on Intellicheck, visit http://www.intellicheck.com/ and follow Intellicheck on Twitter, on Facebook, on LinkedIn and on YouTube.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; uncertainties around the duration and severity of the COVID-19 outbreak and its ultimate impact on our business and results of operations; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.